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                                                                   EXHIBIT 10.39

                                    FORM OF
                        DEFERRED COMPENSATION AGREEMENT


         THIS AGREEMENT, dated as of ____________________, is by and between __________________________________________, a Delaware corporation (the
"Company"), and _______________________________ (the "Employee"), currently residing at __________________________________________________________________.

                                  WITNESSETH:

         WHEREAS, the Employee currently serves as ____________________________ of the Company and receives compensation in that capacity; and

         WHEREAS, the Employee desires to enter into an arrangement providing for the deferral of certain salary and/or bonus compensation which may otherwise be paid in the year following the year in which this Agreement is made; and

         WHEREAS, the Company is agreeable to such an arrangement;

         NOW, THEREFORE, it is agreed as follows:

          1. The Employee irrevocably elects to defer receipt, subject to the provisions of this Agreement, of [select A and/or B]:

         A. _______ percent of gross salary per pay period otherwise payable to the Employee during calendar year _______, not to exceed $___________________ for the year [the aggregate amount of income deferred pursuant to A and/or B may not exceed 20% of the aggregate amount of Employee's salary and bonus]; and

         B. _____ percent of any bonus which may otherwise become payable to the Employee in respect of services rendered during the calendar year _____, not to exceed $___________ for the year. [the aggregate amount of income deferred pursuant to A and/or B may not exceed 20% of the aggregate amount of Employee's salary and bonus]
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Salary and/or bonus amount with respect to which the Employee shall have elected to defer receipt are hereinafter referred to as "Deferred
Compensation."

          2. The Company shall credit the amount of Deferred Compensation to a book account (the "Deferred Compensation Account") as of the date such salary or bonus amount would have been paid to the Employee had this Agreement not been in effect.

          3. Earnings shall be credited to the Deferred Compensation Account as follows: The balance credited to the Deferred Compensation Account as of the last business day of each quarter shall be increased by an amount reflecting interest on such balance for such quarter calculated using one-quarter of (i) the sum of the Prime Rate plus (ii) 2 percent on the first day of such quarter. For this purpose the "Prime Rate" shall mean the highest prime rate (or base rate) reported for such date in the Money Rates column or section of The Wall Street Journal as the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of such date. In the event The Wall Street Journal ceases publication of such rate, the "Prime Rate" shall mean the prime rate (or base rate) reported for such date in such other publication that publishes such prime rate information as the Company may choose to rely upon.

          4. The Company shall provide an annual statement to the Employee showing such information concerning the employee's Deferred Compensation Account as is appropriate, including the Deferred Compensation, earnings and aggregate amount credited to the Deferred Compensation Account, as of a reasonably current date. If amounts which are a part of the Deferred Compensation Account which, prior to payment of such account to the Employee, are determined to be taxable to the Employee, such taxable amounts shall be immediately paid to the Employee less required withholding taxes.

          5. The Company's obligation to make payments from the Deferred Compensation Account shall be a general obligation of the Company and such payments shall be made from the Company's general assets. The Employee's relationship to the Company under this Agreement shall be only that of a general unsecured creditor, and this Agreement (including any action taken pursuant hereto) shall not, in and of itself, create or be construed to create a trust or fiduciary relationship of any kind between the Company and the Employee, his or her designated




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beneficiary or any other person, or a security interest of any kind in any property of the Company in favor of the Employee or any other person. The arrangement created by this Agreement is intended to be unfunded and no trust, security, escrow, or similar account shall be required to be established for the purposes of payment hereunder. However, the Company may in its discretion establish a "rabbi trust" (or other arrangement having equivalent taxation characteristics under the Internal Revenue Code or applicable regulations or rulings) to hold assets, subject to the claims of the Company's creditors in the event of insolvency, for the purpose of making payments hereunder. If the Company establishes such a trust, amounts paid therefrom shall discharge the obligations of the Company hereunder to the extent of the payments so made.

          6. Deferred Compensation, including all earnings credited to the Deferred Compensation Account pursuant to paragraph 3, shall be paid in cash to the Employee or his or her designated beneficiary as soon as practicable following the date the Employee ceases for any reason to be an Employee of the Company. Payments shall be made:

                 [ ]      in a lump sum; or

                 [ ] in ____________________ annual installments (not to exceed 10).

Each annual installment payment shall be made as of March 31 and shall be an amount equal to the balance credited to the Deferred Compensation Account as of that date divided by the number of installments (including the one then due) remaining to be paid.

Amounts credited to the Deferred Compensation Account during the period in which installments are paid shall be adjusted to reflect the crediting of earnings in accordance with paragraph 3.

          7.     Payments hereunder shall be made to the Employee except that:

                 (a) in the event that the Employee shall be determined by a court of competent jurisdiction to be incapable of managing his financial affairs, and if the Company has actual notice of such determination, payment shall be made to the Employee's personal representative(s); and

                 (b) in the event of the Employee's death, payment shall be made to the last beneficiary designated by the Employee for purposes of receiving such payment in such event in a written notice delivered to the Secretary of the





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         Company; provided, that if such beneficiary has not survived the
         Employee, or no valid beneficiary designation is in effect, payment shall instead be made to the Employee's estate.

The Company shall deduct from any payment hereunder any amounts required for federal and/or State and/or local withholding tax purposes.

          8. Any balance credited to the Deferred Compensation Account shall not in any way be subject to the debts or other obligations of the Employee and, except as provided in paragraph 7(b), shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or other legal or equitable process.

          9. This Agreement shall not be construed to confer on the Employee any right to be or remain in the employ of the Company or of any subsidiary or affiliate of the Company, or to receive any, or any particular rate of, Compensation.

         10. Interpretations of, and determinations related to, this Agreement, including any determinations of the amount credited to the Deferred Compensation Account, shall be made by the Compensation Policy Committee of the Board of Directors (or the Section 162(m) Compensation Committee in the case of deferral of any part of or bonus awarded under a plan administered by such Committee) of the Company and shall be conclusive and binding upon all parties. The Company shall incur no liability to the Employee for any such interpretation or determination so made or for any other action taken by it in connection with this Agreement in good faith.

         11. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof, and may not be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

         12. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns and the Employee and his or her heirs, executors, administrators and personal representatives.





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         13.     No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. Any waiver by either party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver by such party of any subsequent breach thereof.

         14. In the event that any provision of this Agreement is declared invalid and not binding on the parties hereto on a final decree or order issued by a court of competent jurisdiction, such declaration shall not offset the validity of the other provisions of this Agreement to which such declaration of invalidity does not relate and such other provisions shall remain in full force and effect.

         15. This Agreement shall be governed and construed in accordance with the laws of the state of Texas, without regard to principles of choice of law, except to the extent preempted to the Employee Retirement Income Security Act of 1974, as amended, or other applicable federal law.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Employee has executed this Agreement, as of the date first written above.



                                        ----------------------------------------
                                                   [Name of Company]




ATTEST:                                 By:
                                           -------------------------------------
                                              Byron L. Wade, Vice President,
                                              Secretary & Deputy General Counsel
------------------------------------
Nawasa Lafferty, Assistant Secretary





                                        ----------------------------------------
                                                        [Employee]





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                        DESIGNATION OF BENEFICIARY(IES)



                                        Dated as of ____________________________

To the Vice President - Chief Personnel Officer of MAXXAM Inc.:

         In accordance with the provisions of the Deferred Compensation Agreement dated as of ________________ ___, 199__, between the undersigned Employee and ___________________, I hereby designate ___________________________
* currently residing at ________________________________________________________
________________________________________________________________________________
______________________________________________, whose Social Security number(s)
is (are) _____________________,   as  my beneficiary(ies) to receive payments
thereunder in the event of my death before payments due thereunder have been made in full. In the event that the said beneficiary(ies) predecease(s) me, I hereby designate ______________________________________________________________
currently residing at _________________________________________________________,
whose Social Security number(s) is (are) ______________________________, as my beneficiary(ies) thereunder.

         I intend that my execution and delivery of this Designation of Beneficiary(ies) form shall revoke any and all prior designation(s) of beneficiary(ies) that I may have made under the Agreement.

                                           EMPLOYEE:



                                           -------------------------------------



                                           -------------------------------------
                                              [Printed Name of Employee]






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     *If more than one beneficiary is to be designated, list the beneficiaries and specify the percentage of each payment to be received by each beneficiary.